Exhibit 10.1

AGREEMENT

This AGREEMENT dated as of May 29, 2025 (this “Agreement”), by and between DIH Holding US, Inc. (“Maker”), and Five Narrow Lane (the “Payee” and together with the Maker each a “Party” and collectively as the “Parties”). Capitalized words not otherwise defined herein shall have the meanings attributed to them in the SPA or Debenture (as defined below)

W I T N E SS E T H :

WHEREAS, the Maker and the Payee are parties to a Securities Purchase Agreement dated June 6, 2024, (the “SPA”), pursuant to which the Maker issued to the Payee an 8% Original Issue Discount Senior Secured Convertible Debenture dated June 7, 2024, bearing annual interest of 8% in the principal amount of $3,300,000.00 (the “Debenture”);

WHEREAS, pursuant to Section 6(b) of the Debenture, Maker was obligated to make monthly redemption payments (the “Redemption Payment(s)”) to Payee commencing on November 1, 2024;

WHEREAS, pursuant to Section 6(b) of the Debenture, the Redemption Payments are to be made in cash or, in lieu thereof, may be made in Conversion Shares in accordance with a formula set forth in Section 6(b) of the Debenture as long as the Equity Conditions have been satisfied;

WHEREAS, the Maker has previously filed a Registration Statement on Form S-1 (as amended, the “Form S-1”) to register securities in connection with the Debenture;

WHEREAS, there are insufficient shares remaining under the Form S-1 to make the payment due on May 1, 2025 and June 2, 2025 in Conversion Shares;

WHEREAS, Maker has failed to make the Redemption Payment due on May 1 (the “Deferred Payment”);

WHEREAS, due to ongoing discussions and negotiations between Maker and Payee, Payee has not, and did not declare the Debenture in default;

NOW, THEREFORE, in consideration of the agreements of the Parties set forth herein, and other good and valuable consideration the receipt and legal adequacy of which are hereby acknowledged by the Maker and the Payee, it is hereby agreed as follows:

1. The Maker and Payee shall exchange the portion of the Debenture represented by the Deferred Payment for 1,540,277 shares of Common Stock and the portion of the Debenture represented by the June payment for such number of shares of Common Stock as shall be determined as of June 2, 2025 pursuant to Section 6(b) of the Debenture (collectively, “PIK Payment Shares”), pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. The Maker and Payee agree that future monthly redemption payments shall be made in cash or shares of Common Stock in accordance with Section 3(a)(9) of the Securities Act.

2. Section 2(a) of the Debenture is hereby amended by adding “or Conversion Shares” to the end of Section 2(a) so as to permit interest to be paid in cash or shares of Common Stock.

3. The Company represents that: (a) all of the PIK Payment Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as of the date of this Agreement and (b) the Common Stock is trading on Nasdaq and all of the PIK Payment Shares are or as a condition of the exchange be listed or quoted for trading on such Nasdaq not later than June 2, 2025. The Maker acknowledges that the Company, as a former shell company, is subject to the limitations set forth in Rule 144 (i).

4. The Maker acknowledges that as a result of the exchange of a portion of the Debenture represented by the Deferred Payment for PIK Payment Shares, pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act, the holding period of the Debenture and PIK Payment Shares, for Rule 144 purposes commenced as of June 7, 2024, and neither this Agreement nor the issuance of PIK Payment Shares, shall restart such holding period. All PIK Payment Shares are being issued pursuant to an exemption from registration pursuant to Section 3(a)(9) of the Securities Act. The Maker will deliver to Payee and Transfer Agent, contemporaneously with this Agreement, a legal opinion of its counsel, reasonably acceptable to the Payee and Transfer Agent, with respect to the applicability of Section 3(a)(9) and the holding period as described herein and opining that the PIK Payment Shares being delivered are not subject to any restriction to being publicly traded as long as such sales are in compliance with Rule 144.

5. The Maker hereby represents and warrants to Payee that the Maker has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement.

6. The Payee hereby confirms the representations and warranties made by it in Section 3.2 of the SPA.

7. The Payee hereby waives any event of default under Section 8(a)(i) of the Debenture with respect to the Deferred Payment and waives its right to exercise any remedies pursuant to the Debenture solely as a result of the Deferred Payment.

8. The Payee hereby waives the requirement set forth in Section 3(c) of the Registration Rights Agreement entered into between the Parties to file an additional Registration Statement as such term is defined in the Registration Rights Agreement.

9. The Maker confirms that neither it nor any other Person acting on its behalf has provided Payee or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Maker, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Maker understands and confirms that Payee will rely on the foregoing representations in effecting transactions in securities of the Maker. From and after the filing of the 8-K to be filed pursuant to Section 12 below, the Maker represents to the Payee that it shall have publicly disclosed all material, non-public information delivered to Payee or any of its affiliates and agents, by the Maker, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

10. The Maker shall not, and the Maker shall cause each of its officers, directors, employees and agents not to provide Payee with any material, non-public information regarding the Maker or any of its subsidiaries from and after the date hereof without the express prior written consent of Payee (which may be granted or withheld in Payee’s sole discretion). In the event of a breach of the foregoing covenants, in addition to any other remedy provided herein, Payee shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Maker, or any of its officers, directors, employees or agents. Payee shall have no liability to the Maker, any of its subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Maker delivers any material, non-public information to Payee without Payee’s consent, the Maker hereby covenants and agrees that Payee shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.

11. Payee has not paid, surrendered or otherwise transferred to or received from any person any item of value in connection with such exchange, other than the Deferred Payments so exchanged and the PIK Payment Shares received upon such exchange, and it is receiving such PIK Payment Shares with full knowledge of the restrictions on transfer applicable thereto under Rule 144

12. Prior to 9:30 am Eastern time on the Business Day after execution of this Agreement, the Maker shall file a form 8-K with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing. The Form 8-K shall be provided to Payee for review and comment prior to filing.

13. Except as expressly amended hereby, each of the SPA and the Debenture shall remain in full force and effect in accordance with their respective terms and provisions. All references in the SPA and the Debenture, as the case may be, to terms such as “the Debenture” “this Debenture”, “hereby”, “herein” and shall include this Agreement. The Payee is not waiving any of its rights under the Debenture and SPA.

14. This Agreement shall be deemed a portion of the Debenture and shall be governed by the terms thereof.

15. This Amendment shall be deemed to have been drafted jointly by the Parties and therefore any rule of law that stands for the proposition that ambiguities contained within an agreement are to be construed against the drafter thereof is inapplicable.

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IN WITNESS WHEREOF, each of the undersigned Parties has duly executed this Agreement as of the date first written above.

MAKER	PAYEE

DIH HOLDING US, INC.	FIVE NARROW LANE

/s/ Lynden Bass	/s/ Arie Rabinowitz
By: Lynden Bass	By: Arie Rabinowitz
Its: CFO	Its: Managing Partner